SUPERIOR INDUSTRIES INTERNATIONAL, INC.
ANNUAL REPORT ON FORM 10-K

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-52211, 333-107380, and 333-155258 on Forms S-8 of our report dated March 3, 2017, relating to the consolidated financial statements and financial statement schedule of Superior Industries International, Inc. (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 25, 2016.

/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
March 3, 2017